EXHIBIT 99.1

September 20, 2019

Board of Directors

CLIC Technology Inc.

20200 W. Dixie Hwy

Suite 1202

Aventura, FL 33180

To The Board of Directors:

Please accept this letter representing my resignation as an Officer of CLIC Technology Inc. effective as of September 20, 2019.

Please know that I am available should you need anything further.

Sincerely,

Roman Bond